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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-8) of Lanier Worldwide, Inc. and to the incorporation by reference therein of our report dated July 27, 1999 with respect to the consolidated financial statements of Lanier Worldwide, Inc. and its subsidiaries at July 2, 1999 and July 3, 1998, and for each of the three years in the period ended July 2, 1999 included in the Registration Statement (Form 10 No. 1-15139) of Lanier Worldwide, Inc. filed with the Securities and Exchange Commission.



                                       /s/ ERNST & YOUNG LLP




Atlanta, Georgia
November 8, 1999